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                                                                     Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of Equity Investor Fund,
Select Series, Principled Values Portfolio 2000 Series B,
Defined Asset Funds:



We consent to the use in this Registration Statement No. 333-38116 of our opinion dated July 17, 2000, relating to the Statement of Condition of Equity Investor Fund, Select Series, Principled Values Portfolio 2000 Series B, Defined Asset Funds and to the reference to us under the heading "How The Fund Works--Auditors" in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, NY
July 17, 2000